1 | 2 LG&E and KU Energy LLC | 220 West Main Street | P.O. Box 32010 | Louisville, KY 40232 | lge-ku.com December 15, 2022 Nearly one-third of LG&E and KU’s aging generation to be retired by 2028 Utilities request approval for a diverse mix of power generation, robust energy efficiency programs (LOUISVILLE, Ky.) — Louisville Gas and Electric and Kentucky Utilities companies announced today that they plan to retire nearly a third of the capacity of their aging generation fleet by 2028 and build two natural gas plants, add a significant amount of solar generation and a battery storage facility, and create one of Kentucky’s largest portfolios of energy efficiency programs for customers. “For decades, coal-fired generation has served our customers well, but many of our generating units are reaching the end of their economic life and it is no longer cost-effective to make the needed investments to meet increasingly stringent environmental regulations,” said John Crockett, president of LG&E and KU. “The least-cost solution to reliably and affordably meet our customers’ energy demands now, and into the future, is to further diversify our generation fleet and offer our customers more programs to help them save energy and money.” In conjunction with the announcement, LG&E and KU today filed with the Kentucky Public Service Commission requests for Certificates of Public Convenience and Necessity for replacement generation and separate approval for the energy efficiency programs. Specifically, the plan includes building two 621- megawatt natural gas combined-cycle units; adding nearly 1,000 megawatts of solar generation and 125 megawatts of battery storage; and developing 14 new energy efficiency offerings. The new natural gas units would be built on existing property -- one at the E.W. Brown Generating Station in Mercer County and the other at the Mill Creek Generating Station in Jefferson County. The battery storage facility would be located at the E.W. Brown Generating Station. The plan also includes building a 120-megawatt solar array in Mercer County and acquiring another in Marion County and securing four power purchase agreements for additional solar generation in excess of 600 megawatts. The utilities’ energy efficiency program proposal is the largest in the companies’ history, reducing their overall need for future generation by nearly 200 megawatts. Importantly, the proposal includes expanded programs and benefits for low-income customers that include weatherization, energy audits, and smart thermostats. The utilities also are proposing an appliance recycling program for residential customers and small businesses as well as incentives for customers who reduce their consumption during times of high energy demand. “We are pleased that, with the help of the members of our Demand Side Management Advisory group – community partners who represent diverse interests – we have been able to develop a robust, cost-effective portfolio of programs that will help us reduce the need for future generation while supporting our most vulnerable customers,” added Crockett. “This overall plan provides the best balance of sustainable, reliable and affordable generation for an uncertain, long-term future.” In keeping with the companies’ long-term goal of net zero by 2050, the proposed portfolio allows the utilities to decrease their carbon emissions by nearly 25% from existing levels. The utilities are asking the commission for approval of their application by Oct. 1, 2023. - more - Media Hotline T 502-627-4999 | F 502-627-3629 Press Release Exhibit 99.2

2 | 2 LG&E and KU Energy LLC | 220 West Main Street | P.O. Box 32010 | Louisville, KY 40232 | lge-ku.com ### Louisville Gas and Electric Company and Kentucky Utilities Company, part of the PPL Corporation (NYSE: PPL) family of companies, are regulated utilities that serve more than 1.3 million customers and have consistently ranked among the best companies for customer service in the United States. LG&E serves 333,000 natural gas and 429,000 electric customers in Louisville and 16 surrounding counties. KU serves 566,000 customers in 77 Kentucky counties and five counties in Virginia. More information is available at www.lge-ku.com and www.pplweb.com.